UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 27, 2021

PIONEER NATURAL RESOURCES COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Hidden Ridge
Irving, Texas 75038
(Address of principal executive offices and zip code)
(972) 444-9001
(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	PXD	New York Stock Exchange

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act.         ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The annual meeting of stockholders of Pioneer Natural Resources Company (the "Company") was held on May 27, 2021 (the "Annual Meeting"). At the Annual Meeting, the Company's stockholders approved the Company's Amended and Restated Employee Stock Purchase Plan (the "Plan"). The purpose of this amendment and restatement is to: (i) extend the term of the Plan, (ii) increase the number of shares issuable under the Plan by 1,250,000 shares and (iii) reduce the period of time an employee must be employed by the Company in order to be eligible for participation in the Plan. The Company's directors and officers continue to be ineligible to participate in the Plan. A description of the Plan is set forth in the Company's definitive proxy statement for the 2021 Annual Meeting filed with the Securities and Exchange Commission on April 15, 2021 (the "Proxy Statement") under the heading, Proposal Four: Approval of the Company's Amended and Restated Employee Stock Purchase Plan, and is incorporated in this report by reference. The Plan is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting, four proposals were submitted for a vote of stockholders, as described in the Proxy Statement. The following is a brief description of each proposal and the results of the stockholders' votes.

Election of Directors. Prior to the meeting, the Board designated each of the persons named below as nominees for election as directors. Each nominee was, at the time of such nomination and at the time of the meeting, a director of the Company. At the meeting, each nominee was elected as a director of the Company, with the results of the stockholder voting being as follows:

Nominee	For	Against	Abstain	Broker non-votes
A.R. Alameddine	180,917,000	2,268,177	59,562	9,359,825
Edison C. Buchanan	175,016,498	8,170,017	58,224	9,359,825
Matt Gallagher	181,618,239	1,567,461	59,039	9,359,825
Phillip A. Gobe	178,985,068	3,954,707	304,964	9,359,825
Larry R. Grillot	182,180,162	1,002,907	61,670	9,359,825
Stacy P. Methvin	181,567,767	1,469,202	207,770	9,359,825
Royce W. Mitchell	181,512,240	1,671,424	61,075	9,359,825
Frank A. Risch	176,527,668	6,658,115	58,956	9,359,825
Scott D. Sheffield	179,952,323	3,235,157	57,259	9,359,825
J. Kenneth Thompson	145,653,460	36,692,396	898,883	9,359,825
Phoebe A. Wood	163,217,074	19,068,792	958,873	9,359,825
Michael D. Wortley	179,171,582	4,002,259	70,898	9,359,825

Ratification of selection of independent auditors. The engagement of Ernst & Young LLP as the Company's independent auditors for 2021 was submitted to the stockholders for ratification. Such engagement was ratified, with the results of the stockholder voting being as follows:

For	187,496,333
Against	5,062,188
Abstain	46,043
Broker non-votes	—

Advisory vote on executive compensation. The Company submitted to the stockholders for approval, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the Proxy Statement. The proposal was approved, with the results of the stockholder voting being as follows:

For	173,826,715
Against	9,312,563
Abstain	105,461
Broker non-votes	9,359,825

Approval of the Company's Amended and Restated Employee Stock Purchase Plan. The Plan, as discussed above, was submitted to the stockholders for approval. The Plan was approved, with the results of the stockholder voting being as follows:

For	182,687,007
Against	475,243
Abstain	82,489
Broker non-votes	9,359,825
Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description
10.1(a)	Amended and Restated Pioneer Natural Resources Company Employee Stock Purchase Plan dated effective September 1, 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
______________________
(a)    Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Margaret M. Montemayor
Margaret M. Montemayor
Vice President and Chief Accounting Officer

Date:	June 1, 2021